Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Law Department

Computershare Trust Company, National Association

150 Royall Street, Canton, MA

02021

(781) 575-2000

(Name, address and telephone number of agent for service)

THE GOODYEAR TIRE & RUBBER COMPANY1

(Exact name of obligor as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Innovation Way Akron, Ohio	44316
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

[1]	See Table 1 for additional registrants.

Table 1

ADDITIONAL REGISTRANTS

The following subsidiaries of The Goodyear Tire & Rubber Company guarantee the Debt Securities and are co-registrants under the registration statement.

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Celeron Corporation	Delaware	51-0269149	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper International Holding Corporation	Delaware	75-2035615	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper Tire & Rubber Company LLC	Delaware	34-4297750	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper Tire & Rubber Company Vietnam Holding, LLC	Delaware	83-2795952	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper Tire Holding Company	Ohio	34-1961810	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 1160 Dublin Road, Suite 400 Columbus, Ohio 43215 (855) 545-1303

Divested Companies Holding Company	Delaware	51-0304855	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 7955 S. Priest Dr., Suite 102 Tempe, Arizona 85284 (800) 927-9800

Goodyear Canada Inc.	Ontario, Canada	Not applicable	450 Kipling Avenue, Toronto, Ontario M8Z 5E1 Canada (416) 201-4300	Secretary 450 Kipling Avenue Toronto, Ontario M8Z 5E1 Canada (416) 201-4300

Goodyear Export Inc.	Delaware	26-2890770	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Goodyear Farms, Inc.	Arizona	86-0056985	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 7955 S. Priest Dr., Suite 102 Tempe, Arizona 85284 (800) 927-9800

Goodyear International Corporation	Delaware	34-0253255	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Goodyear Western Hemisphere Corporation	Delaware	34-0736571	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Max-Trac Tire Co., Inc.	Ohio	34-0932669	4651 Prosper Road Stow, Ohio 44224 (330) 928-9092	Corporation Service Company 1160 Dublin Road, Suite 400 Columbus, Ohio 43215 (855) 545-1303

Raben Tire Co., LLC	Indiana	35-1162941	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 135 North Pennsylvania Street, Suite 1610 Indianapolis, Indiana 46204 (800) 927-9800

T&WA, Inc.	Kentucky	62-1723160	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 421 West Main Street Frankfort, Kentucky 40601 (800) 927-9800

Wingfoot Brands LLC	Delaware	87-4040423	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Item 1.	General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency 340 Madison Avenue, 4th Floor New York, NY 10017-2613

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.	No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business.

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4. A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5. Not applicable

6. The consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable

9. Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 29th day of May, 2025.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand Title: Vice President

EXHIBIT 2

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated May 5, 2025.

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Rodney E. Hood, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Computershare Trust Company, National Association,” Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 5, 2025, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2025-00879-C

EXHIBIT 3

A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association, dated May 5, 2025.

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Rodney E. Hood, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Computershare Trust Company, National Association,” Canton, Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 5, 2025, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2025-00879-C

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

May 29, 2025

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business December 31, 2024.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,104
Interest-bearing balances	361,932
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	6,464
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	134,206
Other intangible assets	437,126
Other assets	149,658

Total assets	1,091,490

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	150,750

Total liabilities	150,750

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	850,876
Retained earnings	89,364
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	940,740
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	940,740

Total liabilities and equity capital	1,091,490

I, Greg Brandt, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Greg Brandt
Assistant Controller